SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                              January 15, 2002
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                     (Date of earliest event reported)


                          Commonwealth Bancorp, Inc.
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           (Exact name of registrant as specified in its charter)


       Pennsylvania                  0-27942                  23-2828883
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
of incorporation)                                         Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                     19401
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(Address of principal executive offices)                           (Zip Code)


                                (610) 251-1600
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            (Registrant's telephone number, including area code)


                                Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)




Item 5.  OTHER EVENTS

    On January 15, 2002, Commonwealth Bancorp, Inc. (the "Company") reported net income of $4.1 million, or $0.40 per common share on a diluted basis, for the fourth quarter of 2001 compared to net income of $4.0 million, or $0.37 per common share on a diluted basis, for the fourth quarter of 2000. For the full year 2001, net income was $13.7 million, or a record $1.28 per common share on a diluted basis compared to net income of $15.3 million, or $1.39 per common share on a diluted basis, for the full year 2000. For additional information, reference is made to the Press Release, dated January 15, 2002, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable

    (c)  Exhibits:

         99        Press Release dated January 15, 2002


















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                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             COMMONWEALTH BANCORP, INC.



Date: January 16,  2002      By:  /s/Charles M. Johnston
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                                  Charles M. Johnston
                                  Chief Financial Officer





















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